EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in The One Group Hospitality, Inc. Registration Statements on Form S-8 filed June 27, 2022 of our report dated March 19, 2021, relating to the 2020 consolidated financial statements that appear in this Annual Report on Form 10-K.

/s/ Plante & Moran, PLLC

Boulder, Colorado

June 27, 2022